Exhibit 10.18

3050 Spruce Street
St. Louis, MO 63103
Tel (800) 448-0471
Fax (314) 286-7817
www.safcglobal.net

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Second Amendment to SGD-1006

Commercial Supply Agreement executed on 1 December 2010 and

First Amendment to Commercial Supply Agreement executed on

20 January 2014 (the “First Amendment”)(the Commercial Supply

Agreement together with the First Amendment, the “Supply Agreement”)

19 September 2016

Vaughn Himes

21823 30th Drive S.E.

Bothell, WA 98021

Dear Vaughn

This letter agreement (the “Second Amendment”) confirms the Parties’ agreement to amend the Supply Agreement to change the price per gram/per Batch (the “Price”) for SGD 1006 set forth in Appendix C to the Supply Agreement. The purpose of the pricing revision is to a) capture the cost of the [*] used in the manufacture of SGD-1006, b) capture the operational efficiencies gained during the manufacturing of the [*] c) capture the increased labor and overhead costs in the [*], and d) capture the [*] inventory remaining from production [*]. Beginning as of January 1, 2017, certain [*], as listed in the second table below, that were previously provided [*] in accordance with cGMP, Applicable Laws and the Quality Agreement, and the [*]. Through 2016, these [*] had been provided by or purchased separately by [*]. In addition, effective as of January 1, 2017, any [*] from each batch production will now be owned by [*].

The table below compares the current price per gram under the First Amendment with the Price per gram effective as of the Effective Date of this Second Amendment.

SGD-1006 - 300 gm batch	Price per gm
First Amendment to Commercial Supply Agreement executed on 20 January 2014	[*]
Second Amendment to Commercial Supply Agreement	[*]

CONFIDENTIAL	Page1 of 3

The table below itemizes the components of the amended Price.

[*]

In addition to the [*] in this Second Amendment, SAFC and Seattle Genetics agree to perform an analysis of the [*] prior to discussing any change to the Price for 2018 to further [*].

The Price as set forth in this Second Amendment shall be effective as of the first date of Manufacture of the [*].

Terms capitalized, but not defined, herein shall have the meaning ascribed to them in the Supply Agreement. This Second Amendment shall be effective as of the date of the last signature below (the “Effective Date”). Except as set forth in this Second Amendment, all of the terms and conditions of the Supply Agreement remain in full force and effect.

CONFIDENTIAL	Page 2 of 3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Second amendment by their duly authorized representatives, effective as of the Effective Date.

Agreed and accepted:

SAFC, INC		SEATTLE GENETICS, INC.

By	/s/ Mike Smith	By	/s/ Vaughn B. Himes

Name	Mike Smith	Name	Vaughn B. Himes

Title	Site Director	Title	EVP

Date	November 22, 2016	Date	December 2, 2016

CONFIDENTIAL	Page 3 of 3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.